~~EXECUTION VERSION~~Execution Version

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of

June 3, 2021

amending and restating the Loan and Security Agreement dated as of December 3, 2020 among

SLIC Financing SPV LLC as Company

SL Investment Corp., as Parent

SL Investment Feeder Fund L.P., as a Pledgor SL Investment Feeder Fund GP Ltd., as a Pledgor
The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank

and

SL Investment Corp., as Servicer

Table of Contents

Page

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments    ~~40~~44
SECTION 1.02. Procedures for Purchases and Related Advances    ~~41~~44
SECTION 1.03. Conditions to Purchases    ~~41~~44
SECTION 1.04. Sales of Portfolio Investments    ~~42~~45
SECTION 1.05. Certain Assumptions relating to Portfolio Investments    ~~44~~47
SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments    ~~44~~47
SECTION 1.07. Currency Equivalents Generally    ~~44~~47
SECTION 1.08. Letters of Credit        48

ARTICLE II
THE ADVANCES

SECTION 2.01.    ~~Financing Commitments 45~~Line Advances    48
SECTION 2.02.    ~~[Reserved]~~Letters of Credit    ~~45~~48
SECTION 2 03.    Line Advances; Use of Proceeds    ~~45~~52
SECTION 2 04.    Conditions to A&R Effective Date    ~~46~~53
SECTION 2 05.    Conditions to Advances    ~~48~~55
SECTION 2.06.    Financing Commitment Increase Option.    ~~49~~56
SECTION 2 07.    Duration Extension Option    ~~50~~57

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.    The Advances    ~~51~~57
SECTION 3.02.    [Reserved]    ~~56~~63
SECTION 3.03.    Taxes    ~~56~~63

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds    ~~59~~66
SECTION 4.02. Principal Proceeds    ~~60~~67
SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee    ~~60~~67
SECTION 4.04. MV Cure Account    ~~62~~69
SECTION 4.05. Priority of Payments    ~~62~~70
SECTION 4.06. Payments Generally    ~~63~~71
SECTION 4.07. Termination or Reduction of Financing Commitments    ~~64~~72

ARTICLE V
THE SERVICER

SECTION 5.01. Appointment and Duties of the Servicer    ~~65~~73
SECTION 5.02. Servicer Representations as to Eligibility Criteria; Etc.    ~~66~~74
SECTION 5.03. Indemnification    ~~66~~74

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties    ~~66~~74
SECTION 6.02. Covenants of the Company and the Servicer    ~~71~~79
SECTION 6.03. Amendments of Portfolio Investments, Etc.    ~~79~~87

ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01.    Events of Default    ~~80~~88

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.    The Collateral Accounts; Agreement as to Control    ~~82~~90
SECTION 8.02.    Collateral Security; Pledge; Delivery    ~~85~~94

ARTICLE IX THE AGENTS

SECTION 9.01. Appointment of the Administrative Agent and the Collateral Agent    ~~90~~98
SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator    ~~94~~102
SECTION 9.03. Lender ERISA Representations and Covenants.    ~~97~~106
SECTION 9.04. Acknowledgements of the Lenders.        107

ARTICLE X MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse        ~~99~~108
SECTION 10.02. Notices        ~~99~~109
SECTION 10.03. No Waiver    ~~100~~109
SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff    ~~100~~109
SECTION 10.05. Amendments    ~~101~~111
SECTION 10.06. Successors; Assignments    ~~102~~111
SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.    ~~103~~113
SECTION 10.08. Interest Rate Limitation    ~~104~~114
SECTION 10.09. PATRIOT Act    ~~104~~114
SECTION 10.10. Counterparts    ~~104~~114
SECTION 10.11. Headings.    ~~105~~114
SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. ~~105~~114
SECTION 10.13. Confidentiality.    ~~106~~116
SECTION 10.14. Exempted Limited Partnerships    ~~107~~116
SECTION 10.15. SWIFT Transmissions.    ~~107~~117
SECTION 10.16. Classification of Advances        117
SECTION 10.17. Amendment and Restatement        117

Schedules

Schedule 1    Transaction Schedule
Schedule 2    Contents of Notice of Acquisition
Schedule 3    Eligibility Criteria
Schedule 4    Concentration Limitations
Schedule 5    Initial Portfolio Investments
Schedule 6    GICS Industry Classifications
Schedule 7    Benefit Plan Investors

Exhibits

Exhibit A    Form of Request for Line Advance
Exhibit B    [Reserved]

Annexes

Annex A    Definitions Annex

Interest Rates; LIBOR Notification

The interest rate on an Advance denominated in U.S. Dollars or a Permitted Non-USD Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. ~~In July 2017~~ On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that~~, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administrator (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Advances. In light of this eventuality, public~~: (a) immediately after December 31, 2021, publication of all seven Euro LIBOR settings, the overnight, 1-week, 2-month and 12-month GBP LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1- month, 3-month and 6-month GBP LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3 .01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 3 .01(h)(iv), of any change to the reference rate upon which the interest rate on Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not, except for its own actions under this Agreement, have any liability with respect to, the administration, submission or any other matter related to the Daily Simple RFR, the London interbank offered rate or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (~~1~~i) any such alternative, successor or replacement rate implemented pursuant to Section 3.01(h)(ii), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (~~2~~ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.01(h)(iii), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBOR Rate) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of ~~December~~ June 3, ~~2020~~2021 (this “Agreement”) among SLIC FINANCING SPV LLC, as borrower (the “Company”); SL INVESTMENT CORP. (the “Parent” and “Servicer”, as applicable); SL INVESTMENT FEEDER FUND L.P., a Cayman Islands exempted limited partnership, acting by its general partner, the Feeder General Partner (as defined herein) (the “Feeder Fund”); SL INVESTMENT FEEDER FUND GP LTD., a Cayman Islands exempted company (the “Feeder General Partner” and, together with Parent and Feeder Fund, the “Pledgors” and each, a “Pledgor”), the Lenders party hereto; the Issuing Banks party hereto; U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Servicer and the Company ~~wish for the~~entered into that certain Loan and Security Agreement dated as of December 3, 2020 (the “Existing Agreement”) with, among others, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary, the Pledgors and the lenders named therein, in order to permit the Company to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth ~~herein~~therein.

Furthermore, the Company ~~intends to~~ (i) ~~enter~~entered into a Contribution Agreement (as amended, supplemented, replaced or otherwise modified from time to time, the “Contribution Agreement”), dated on or about ~~the date hereof,~~December 3, 2020 between the Company and the Parent (in such capacity, the “Contributor”), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Contributor, and (ii) ~~to~~has purchased or will purchase additional Portfolio Investments from time to time.

On and subject to the terms and conditions set forth ~~herein~~therein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) ~~have~~ agreed to make advances to the Company ~~(“~~thereunder .

~~Advances”) hereunder~~ The Servicer and the Company have requested that the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Lenders amend and restate the Existing Agreement, and the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Lenders have agreed to such amendment and restatement on the terms and conditions set forth herein, and the Lenders are willing to make Advances and extend Letters of Credit to the Company upon the terms and subject to the conditions set forth in this Agreement, to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

~~Accordingly, the parties hereto agree as follows:~~

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree that the Existing Agreement is hereby amended and restated in its entirety, and do hereby agree as follows:

Certain Defined Terms

“A&R Effective Date” has the meaning set forth in Section 2.04.

“Account Control Agreements” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i) the Company or the Pledgors, as applicable, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account.

“Additional Distribution Date” has the meaning set forth in Section 4 .05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule with respect to the applicable currency plus 2% per annum.

“Administrative Agent” has the meaning set forth in the introductory section of this
Agreement.

~~“Advances” has the meaning set forth in the introductory section of this Agreement.~~

“Advance” means any loan or extension of credit by a Lender to the Company under this Agreement, including, without limitation, Line Advances and LC Exposures.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Servicer’s knowledge, threatened against or affecting the Company or the Servicer or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that as used in Schedule 4 regarding Concentration Limitations, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor; provided, further, that for purposes of Section 6.02(b)(iv), the term "Affiliate" shall not include any portfolio company of the Servicer or any Pledgor, as applicable, that is not consolidated on the financial statements of the Servicer or any Pledgor, as applicable.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

“Agreed Currency” means U.S. Dollars and each Permitted Non-USD Currency.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Borrowing Base” means on any date of determination the lesser of (i) the Hybrid Borrowing Base and (ii) the Capped Borrowing Base, in each case, as of such date.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, as of any date, the applicable margin for Advances as set forth on the Transaction Schedule for such date.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Financing Commitments represented by such Lender’s Financing Commitment. If the Financing Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Financing Commitments most recently in effect, giving effect to any assignments at the time of determination.

“Approval Termination Event” means, at any time during the Reinvestment Period, that
(i)the Company has properly delivered at least ten (10) Notices of Acquisition in compliance with the requirements of Section 1 .02 (excluding for purposes of this clause (i) any Notice of Acquisition delivered with respect to a Portfolio Investment for which the information required under the Notice of Acquisition has not been provided or has been provided on a redacted basis, (ii) each such Notice of Acquisition (a) has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent) and (b) is with respect to a Portfolio Investment that is similar in nature to the Initial Portfolio Investments (as reasonably determined by the Administrative Agent) and (iii) the Administrative Agent has rejected (x) within the Ramp-Up Period, more than 20% of such requests and (y) otherwise, more than 50% of such requests, in each case measured based on either the number of such requests or the principal amount of the proposed Portfolio Investments (or, if applicable, the Dollar Equivalent thereof) set forth in such requests.

“ARR Portfolio Investment” means any Portfolio Investment that is underwritten on multiples of annual recurring revenue of the Portfolio Investment Obligor as determined by the Administrative Agent in its reasonable discretion.

“Asset Advance Rate” means 60%.

“Asset Borrowing Base” means on any date of determination, the product of (i) the Asset Advance Rate and (ii) the Net Asset Value as of such date.

“Asset LTV Cap” means 66.7%.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01.

“Bank” has the meaning set forth in Section 8.01(a).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, liquidator, provisional liquidator or similar Person charged with the reorganization, winding up, dissolution, liquidation or provisional liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, with respect to (i) Advances denominated in U.S. Dollars, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) Advances denominated in CAD, the Canadian Prime Rate and (iii) with respect to Advances denominated in GBP or Euro, the applicable Reference Bank Base Rate. Any change in the applicable Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or the Reference Bank Base Rate, respectively, shall be effective from and including the effective date of such change. In the event that the applicable Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Benchmark” means, initially, the applicable Reference Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to such applicable Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause
(ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, “Benchmark Replacement” shall mean the alternative set forth in (3) below:

1.in the case of any Advance denominated in U.S. Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

2.in the case of any Advance denominated in U.S. Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

3.the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental

Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for ~~dollar-denominated~~ syndicated credit facilities denominated in the applicable Permitted Non-USD Currency at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~dollar-denominated~~ syndicated credit facilities denominated in the applicable Permitted Non-USD Currency at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen (including any Reuters Screen) or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, with consent of the Company, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 3.01(h)(iii); or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3 .01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefit Plan Investor” means any Benefit Plan that is an investor in the Company or the Parent, to the extent the assets of the Company or the Parent include assets of such Benefit Plan (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code). Schedule 7 sets forth all Benefit Plan Investors as of the ~~date hereof~~A&R Effective Date and the Servicer may update such Schedule 7 from time to time, as necessary or appropriate to reflect any new Benefit Plan Investors.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing Base Default” means an event that shall have occurred if on any date of determination (i) prior to the Transition Date, the Borrowing Base Ratio is greater than 125% and (ii) thereafter, the Borrowing Base Ratio is greater than 115%.

“Borrowing Base Ratio” means, as of any date of calculation, the ratio of (a) the Net Advances to (b) the Applicable Borrowing Base, in each case, as of such date, as verified by the Administrative Agent in writing to the Company upon request therefor, which the Administrative Agent hereby agrees to use commercially reasonable efforts to do so within one (1) Business Day thereafter).

“Borrowing Base Test” means a test that will be satisfied on any date of determination if Net Advances are less than or equal to the Applicable Borrowing Base, as calculated by the Administrative Agent.

“Business Day” means any day on which commercial banks are not authorized or required to be closed in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, (i) with respect to any LIBO Rate related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in Euros, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day ~~and~~, (iii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in CAD, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada. and (iv) in relation to any RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advance, or any other dealings in the applicable Agreed Currency of such RFR Advance, any such day that is only an RFR Business Day and shall exclude any day on which banks are required or authorized to be closed in each of New York City and the city in which the corporate trust office of the Collateral Agent is located.

“CAD” means Canadian dollars.

“Calculation Period” means, with respect to any Advance, the quarterly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date); provided that the Calculation Period in effect for any outstanding Advances made prior to the A&R Effective Date shall remain in effect until the next applicable Calculation Period Start Date, which shall be July 6, 2021.

“Calculation Period Start Date” means the ~~first~~fifth calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing ~~in January~~on July 6, 2021. Servicer shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Servicer shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Servicer does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Concentration Limitations Transition Date” means the earlier of (i) nine (9) months following the Original Effective Date and (ii) the Transition Date.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Document Material Amendment” has the meaning set forth in Section
6.02(ii).

“Contribution Agreement” has the meaning set forth in the introductory section of this
Agreement.

“Contributor” has the meaning set forth in the introductory section of this Agreement.

“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code), in each case of which the Company or any Pledgor is a member or may become a member.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Advances.

“Credit Risk Party” has the meaning set forth in Article V II. “Currency Shortfall” has the meaning set forth in Section 4 .06(b).
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), with respect to any Advance denominated in GBP, an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0% . Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which ~~will~~may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” has the meaning set forth in Section 1.03.

“Defaulting Lender~~"~~ ” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero; provided that, upon the making of each installment, such portion shall no longer be deemed to be a “Delayed Funding Term Loan” for purposes of this Agreement.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company, any Pledgor or the Servicer:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to agree, pursuant to this Agreement or an Account Control Agreement, if applicable, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company or any Pledgor, as applicable; Account, as applicable, or otherwise provide for the direct payment of such payments to the Collection Account or a Permitted Non-USD Currency Account, as applicable.

(8)in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State, the New York Department of State or the District of Columbia Recorder of Deeds, as applicable; and

(9)in all cases by otherwise (i) ensuring that all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) to the extent necessary, obtaining a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge of the Collateral in accordance with the Loan Documents.

Notwithstanding clauses (1) and (3) above, the Company or the Servicer on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account.

“Designated Email Notification Address” means MSDLF_Ops@morganstanley.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Servicer may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

~~"~~ “Dollar Equivalent~~"~~ ” means, with respect to any amount denominated in any Permitted Non-USD Currency, the amount of U.S. Dollars that would be required to purchase such amount of such Permitted Non-USD Currency using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“Duration Extension” means the extension of the Scheduled Termination Date by one (1) year pursuant to Section 2 .07.

“Duration Extension Request” means, on any date following the first anniversary of the Original Effective Date, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for a Duration Extension.

“Duration Extension Upfront Fee” has the meaning set forth in Annex A hereto.

“Early Opt-in Election” means, if the then-current Benchmark with respect to U.S. Dollars is LIBO Rate, the occurrence of:

(1)a notification by the Administrative Agent to each of the other parties hereto that at least five currently outstanding ~~dollar-denominated~~U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the election by the Administrative Agent to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments (or, in the case of a Portfolio Investment for which the underlying instruments have not been executed as of the applicable Trade Date, as set forth in the relevant marketing materials or financial model in respect of such Portfolio Investment) for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments (or, in the case of a Portfolio Investment for which the underlying instruments have not been executed as of the applicable Trade Date, such relevant marketing materials or financial model in respect of such Portfolio Investment), an amount, for the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith in a commercially reasonable manner by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges and (e) any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate and (f) any other item the Servicer and the Administrative Agent mutually deem to be appropriate; provided that with respect to any Portfolio Investment Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Portfolio Investment Obligor based on annualizing the economic data from the reporting periods actually available.

~~“Effective Date” has the meaning set forth in Section 2.04.~~

“Eligibility Criteria” has the meaning set forth in Section 1 .03. “Eligible Investments” has the meaning set forth in Section 4 .01.

“Eligible Unfunded Capital Commitments” means the Unfunded Capital Commitments of all Included Investors to the extent (i) not constituting Returned Capital and (ii) not maintained pursuant to Section 2.03(g); provided that the Unfunded Capital Commitment of any Investor shall not exceed such amount as of the ~~date hereof~~A&R Effective Date without the Administrative Agent’s consent in its sole discretion.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation partnership interests, limited partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

(a)such Investor shall be subject to a Bankruptcy Event or become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(b)such Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of any Pledgor pursuant to its Capital Commitment or a Capital Call or its obligation to make contributions to the capital of such Pledgor pursuant to its Capital Commitment or a Capital Call under any of such documents shall be or become unenforceable;

(c)such Investor shall fail to make a Capital Contribution to the applicable Pledgor within ten (10) Business Days of when due in accordance with such Capital Call, unless the Administrative Agent elects in writing, in its sole discretion, to waive any such failure;

(d)to the actual knowledge of any Responsible Officer after due inquiry, the occurrence of any circumstance or event which could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fund Capital Contributions;

(e)such Investor amends its Subscription Agreement or Side Letter in any way that Administrative Agent determines would materially impair the rights of the Secured Parties with respect to the Collateral;

(f)such Investor is excused or excluded from making a Capital Contribution or funding amounts due under a Capital Call;

(g)such Investor is a Sanctioned Person;

(h)actual knowledge by a Responsible Officer after due inquiry of any final judgment or decree which in the aggregate exceeds twenty percent (20%) of the net worth of such Investor shall be rendered against such Investor;

(i)a material breach or default shall occur in the performance by such Investor of any representation, warranty, covenants or other material agreements (other than a failure to make a capital contribution described in clause (d) above) contained in any Pledgor Constituent Document;

(j)such Investor shall assign (other than pursuant to (k) below), convey, exchange, sell, set-off, transfer or otherwise dispose of its limited partnership interests in the such Pledgor and/or Capital Commitment, or be released from its obligation under any Pledgor Constituent Document to make contributions pursuant to a Capital Call with respect to such limited partnership interests and/or Capital Commitment, provided that only such assigned, conveyed, exchanged, pledged, sold, set-off, transferred or otherwise disposed of or released limited partnership interests and/or Capital Commitment shall be excluded from the Applicable Borrowing Base if less than all of such Investor’s limited partnership interests and/or Capital Commitment are assigned, conveyed, exchanged, pledged, sold, set-off, transferred or otherwise disposed or released; and

(k)such Investor shall encumber or pledge any of its limited partnership interests of the applicable Pledgor and the related lien holder shall commence the exercise of remedies with respect to such limited partnership interests; provided that only such encumbered or pledged limited partnership interest shall be excluded from the Applicable Borrowing Base if less than all of such Investor’s limited partnership interests are encumbered or pledged.

“Existing Agreement” has the meaning set forth in the recitals hereto.

“Extended Cure Period” has the meaning set forth in the definition of “Market Value
Cure Period”.

“Extended Financing Commitment” has the meaning set forth in Section 2 .07.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means that certain Fee Letter, dated as of ~~the Effective Date~~December 3, 2020, between the Company and the Administrative Agent.

“Feeder Fund” has the meaning set forth in the introductory section of this Agreement.

“Feeder General Partner” has the meaning set forth in the introductory section of this
Agreement.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement; provided that at no time shall (a) the Credit Exposure of any Lender exceed its Financing Commitment or (b) the Total Credit Exposure exceed the aggregate amount of all Lenders’ Financing Commitments.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Financing Commitment Increase Option Request.

“Financing Commitment Increase Option Request” means, on any date during the Reinvestment Period the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2 .06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Lien Last Out Loan” means a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, EURIBOR Rate and each Daily Simple RFR, as applicable.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

“GBP” means British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8 .01(e).

“Hybrid Borrowing Base” means on any date of determination the sum of (i) the Asset Borrowing Base plus (ii) the UCC Borrowing Base.

“Included Investor” means as of any date of determination each Investor that has been approved by the Administrative Agent and is not subject to an Exclusion Event as of such date.
“Increased Financing Commitment” has the meaning set forth in Section 2.06. “Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities, preferred stock or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument;
(vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning set forth in Section 5 .03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 1 0.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, UBS, Wells Fargo, and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company; provided that, the Administrative Agent shall use commercially reasonable efforts to provide notice as soon as practicable to the extent any entity set forth herein shall no longer constitutes an Independent Dealer for purposes hereof.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

“Information” means all information received from the Company relating to the Company, any Pledgor or the Servicer or their respective business hereunder or pursuant hereto (including relating to any obligor in respect of any Portfolio Investments), other than any such information that is available to a Lender on a non-confidential basis prior to disclosure by the Company and other information pertaining to this Agreement routinely provided by arrangers to data service providers on a non-confidential basis, including league table providers, that serve the lending industry.

“Initial Financing Commitment” means the Financing Commitment provided by the Lenders to the Company on the A&R Effective Date in the amount of $~~250,000,000~~350,000,000.

~~“Initial Funding Amount” means $50,000,000.~~

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5. “Initial Upfront Fee” has the meaning set forth in Annex A hereto.
“Interest Payment Date” means the ~~third~~fifteenth (15th) calendar day (or if such day is not a Business Day, the immediately preceding Business Day) after the ~~last day~~end of each ~~Calculation Period~~calendar quarter .

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Company Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person,
(b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in any particular investment pursuant to the applicable Pledgor Constituent Document.

“Investment Manager” means MS Capital Partners Adviser Inc. (or any successor thereto that is acting as the QPAM on behalf of the Parent or the Company).

“Investment Manager Indemnification Agreement” means a letter agreement entered into on or before the Closing Date between the Investment Manager and the Administrative Agent, pursuant to which the Investment Manager, among other items, represents that it qualifies as a QPAM and certain conditions of the QPAM Exemption are satisfied with respect to the transactions contemplated by the Loan Documents and agrees to indemnify the Administrative Agent and the Lenders for certain losses.

“Investor” means any Person who has been admitted as a non-managing member or shareholder or limited partner of, or who otherwise hold any equity interests in, the Feeder Fund or the Parent pursuant to the Pledgor Constituent Documents or otherwise.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means JPMorgan Chase Bank, N.A. (through itself or through JPMorgan Chase Bank, N.A., London Branch, JPMorgan Chase Bank, N.A., Toronto Branch or any of its other designated affiliates or branch offices) and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.02(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement. Unless the context otherwise requires, the term “Lenders” shall also include the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. A Letter of Credit may be issued in U.S. Dollars or in any Permitted Non-USD Currency.

“Letter of Credit Agreement” has the meaning set forth in Section 2.02(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on the Transaction Schedule, or if an Issuing Bank has entered into an assignment and assumption or has otherwise assumed a Letter of Credit Commitment after the A&R Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. For the avoidance of doubt, the Letter of Credit Commitments are a part of (and not in addition to) the Financing Commitments.

“Liabilities” has the meaning set forth in Section 5.03.

“LIBO Rate” means, for each Calculation Period relating to an Advance in USD or GBP, the rate appearing on the Reuters Screen at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for deposits in such currency with a maturity of three months. If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be equal to the rate that results from interpolating on a linear basis between (a) the rate appearing on the Reuters Screen for the longest period available that is shorter than three months and (b) the rate appearing on the Reuters Screen that is the shortest period available that is longer than three months. The LIBO Rate shall be determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error). Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero, the LIBO Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“Lien” means any security interest, lien, charge, pledge, preference, equity, assignment by way of security or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Line” has the meaning set forth in Section 2.01.

“Line Advances” means all Advances under the Line.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Contribution Agreement, the Account Control Agreements, if any, and such other agreements and documents, including letter of credit applications and any agreements between the Company and an Issuing Bank regarding issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Company and the Issuing Bank in connection thereunder , and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents, and any additional documents delivered in connection with any such amendment, supplement or modification (in each case, excluding the Investment Manager Indemnification Agreement).

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination (after giving effect to Section 1.06),
(a) with respect to any Traded Loan, the average indicative bid-side price (expressed as a percentage) determined by Markit Group Limited or LoanX (or if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Traded Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (b) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par. In determining the Market Value of a Portfolio Investment, the Administrative Agent shall take into consideration the Market Value Information.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Servicer shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that, the Servicer provides the bid(s) set forth below no later than 12:00 p.m. New York City time on the Business Day immediately following the related date of determination; provided, further, that with respect to each Portfolio Investment, the Servicer may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the date on which the Administrative

“Minimum Funding Amount” has the meaning set forth in Annex A hereto.

“MS Competitor” means (a) any Person that is a bona fide direct competitor of any Credit Risk Party or any of its Subsidiaries in the same industry or a substantially similar industry which offers a substantially similar product or service as such Credit Risk Party or any of its Subsidiaries and (b) any Person whose primary business is owning an MS Competitor; provided that, for the avoidance of doubt, clause (a) and (b) shall not include (x) the Administrative Agent or any of its respective Affiliates or (y) any other bank, broker-dealer or insurance company, other than the individual business units of any such person that specialize in the business of originating, acquiring, managing or primarily investing in (but not, for the avoidance of doubt, financing) middle market loans as of such date.

“MV Cure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Duff & Phelps,
(v) Houlihan Lokey and (vi) Hilco Valuation Services; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Servicer; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Servicer so long as, after giving effect to such removal, (x) there are at least three providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the A&R Effective Date shall at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Company Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments).

“Net Asset Value” means, on any date of determination (after giving effect to Section
1.06), the sum of (A) the sum of the product, for each Portfolio Investment (both owned by the Company and any Portfolio Investment which has traded but not settled (except as set forth in clause (2) below)), of
(x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment excluding, for any Delayed Funding Term Loan or Revolving Loan, the unfunded commitment amount thereof plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Net Leverage Ratio” means with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “Net Leverage Ratio” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “Net Leverage Ratio” or such comparable definition is not defined in such underlying instruments, the ratio obtained by dividing
(i)the indebtedness of the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP), minus the unrestricted cash of such Portfolio Investment Obligor or such parent as of such date (up to an amount reasonably agreed to by the Administrative Agent and the Company) by (ii) EBITDA, in each case, as calculated by the Servicer in good faith and in a commercially reasonable manner using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Portfolio Investment Obligor as per the requirements of the applicable underlying instruments.

“Non-Call Period” means the period beginning on, and including, the Original Effective Date and ending on, but excluding, ~~June~~December 3, 2022; provided that, upon the effective date of a Duration Extension, such period shall end on, but exclude ~~June~~December 3, 2023.

“Non-Traded Loan” means any Loan which is not a Traded Loan. “Notice of Acquisition” has the meaning set forth in Section 1 .02(a). “NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Company to the Lenders (including, without limitation, Loans) and the other Secured Parties, or any part thereof, arising pursuant to this Agreement (including, without limitation, the indemnity provisions hereof) or represented by the notes and any guaranty, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all renewals and extensions thereof, or any part thereof.

“Original Effective Date” means December 3, 2020.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning set forth in the introductory section of this Agreement. “Parent Originated Investments” means Portfolio Investments made or acquired by the
Parent from time to time other than (a) any unfunded commitment amount of any Delayed Funding Term Loan or Revolving Loan and (b) those other Portfolio Investments to be excluded from the definition hereof as mutually agreed between the Company and the Administrative Agent.

“Parent Originated Investment Distributions” has the meaning set forth in Section
6.02(w).

“Participant Register” has the meaning set forth in Section 1 0.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Interest” means a participation interest in a Loan. “PATRIOT Act” has the meaning set forth in Section 2 .04(f). “Payment” has the meaning set forth in Section 9.04.
“Payment Notice” has the meaning set forth in Section 9.04.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Permitted Distribution” means, on any Business Day, distributions (including any applicable portion of a Ratable Distribution) of Interest Proceeds and, solely during the Reinvestment Period, Principal Proceeds at the discretion of the Company to the Parent (or other permitted equity holders of the Company); provided that (a) there are Excess Interest Proceeds remaining after giving effect to such distribution, (b) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (c) no Market Value Event shall have occurred,
(d) no Market Value Trigger Event shall have occurred and be continuing or would occur immediately after giving effect to such Permitted Distribution, (e) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (f) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (f) for Permitted Distributions of Principal Proceeds denominated in any Permitted Non-USD Currency, proportionate Advances denominated in such Permitted Non-USD Currency have been repaid, (g) not more than five (5) Permitted Distributions are made in any single Calculation Period and (h) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Notwithstanding the above, the Company may make Permitted RIC Distributions in accordance with this Agreement at any time.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, securities and Cash Equivalents on deposit in or credited to one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements and netting arrangements or other amounts owing in connection with the maintenance or operation of any bank or securities account and (f) precautionary Liens, and filings of financing statements under the UCC, covering assets sold or contributed to any Person not prohibited hereunder.

“Permitted Non-USD Currency” means CAD, EUR and/or GBP, as applicable. “Permitted Non-USD Currency Accounts” means the account(s) established by the
Securities Intermediary and set forth on the Transaction Schedule in an applicable jurisdiction to hold cash, including Advances, or Portfolio Investments denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Bank.

“Permitted RIC Distribution” means distributions to the Parent (from the Collateral Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and/or, during the Reinvestment Period, Principal Proceeds and so long as (i) the Borrowing Base Test is satisfied (unless otherwise consented to by the Administrative Agent in its sole discretion), (ii) the Company gives at least one (1) Business Day’s prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000 (unless otherwise consented to by the Administrative Agent in its sole discretion) and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has meaning set forth in the definition of “Senior
Secured Loan”.

“Person” means any natural person, corporation, exempted company, partnership, exempted limited partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“PF ~~Law~~Act” means the Private Funds ~~Law, 2020~~Act (As Revised) of the Cayman Islands, including any regulations issued thereunder.

“PF ~~Law~~Act Party” means the Feeder Fund and any party incorporated, formed or registered under the laws of the Cayman Islands acceding to this Agreement after the ~~date hereof~~Original Effective Date that is required to be registered with the CIMA pursuant to the PF
~~Law~~Act in order to accept capital contributions from investors for the purposes of investments.

“Plan” means any plan, including single employer and multi-employer plans, to which Title IV of ERISA applies, each as established or maintained for employees of the Company or any Pledgor, or any member of the Company’s or any Pledgor’s Controlled Group.

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations. “Pledgor” has the meaning set forth in the introductory section of this Agreement.
“Pledgor Collateral Account” has the meaning set forth in 8.02(a).

“Pledgor Constituent Documents” means (i) the by-laws dated as of September 24, 2020, the certificate or articles of incorporation, any Subscription Agreement, Side Letter, or other equivalent governing document in the applicable jurisdiction of the Parent, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require,
(ii)the second amended and restated agreement of exempted limited partnership dated as of November 6, 2020, any Subscription Agreement, Side Letter, or other equivalent governing document in the applicable jurisdiction of the Feeder Fund, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require, and (iii) the memorandum and articles of association of the Feeder General Partner dated as of September 3, 2020, or other or other equivalent governing document in the applicable jurisdiction of the Feeder General Partner, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof; where the context may require.

“Portfolio” means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this
Agreement.

“Portfolio Investment Obligor” means, with respect to any Portfolio Investment, the borrower or issuer thereof.

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Company Collateral Accounts (including cash contributed to or deposited by the Company and Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05. “Proceeding” has the meaning set forth in Section 10.07(b). “Prohibited Transaction” has the meaning set forth in Section 6.01(i).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” means each acquisition of a Portfolio Investment hereunder by way of (x) the Contribution Agreement, (y) purchase from any other affiliated or unaffiliated party pursuant to an arm’s- length transaction or (z) originating any Portfolio Investment.

“Purchase Commitment” has the meaning set forth in Section 1 .02(a).

“QPAM” means a “qualified professional asset manager” or “QPAM” within the meaning of Section VI(a) of the QPAM Exemption.

“QPAM Exemption” means PTE 84-14.

“Ramp-Up Period” means the period from and including the Original Effective Date to, but excluding, December 3, 2021.

“Ratable Distribution” means, with respect to any Interest Payment Date occurring during the one year period following the end of the Reinvestment Period (solely pursuant to clause (i) of the definition thereof), a distribution of Principal Proceeds available in accordance with the Priority of Payments in the following manner: (x) if (i) all conditions to Permitted Distributions have been satisfied (and will remain satisfied after giving effect to such distribution) (ii) Net Advances are less than or equal to the Asset Borrowing Base (before and after giving effect to such Permitted Distribution), (iii) the Concentration Limitations are satisfied (and will be satisfied after giving effect to such Permitted Distribution) and (iv) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the foregoing conditions are satisfied, then the making of: (1) 70% of such Principal Proceeds to the payment of principal of the Advances and
(2)30% of such Principal Proceeds to the payment of a Permitted Distribution or (y) if any of the conditions specified in clause (x) above are not satisfied as of such Interest Payment Date, to the payment of principal of the Advances.

“Reference Bank Base Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a)in relation to Advances denominated in GBP:

(i)(other than where paragraph (a)(ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in GBP and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Reuters Screen described in the definition of “LIBO Rate” are asked to submit to the relevant administrator; and

(b)in relation to Advances denominated in Euro:

(i)(other than where paragraph (b)(ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or

(ii)if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the Thomson Reuters screen described in the definition of "EURIBOR Rate" are asked to submit to the relevant administrator.

“Reference Banks” means, in relation to Advances denominated in GBP, the principal office in London of JPMCB and/or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company and, in relation to Advances denominated in Euro, the principal office in Europe of JPMCB or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company.

“Reference Rate” means (i) with respect to Advances denominated in U.S. Dollars ~~and GBP~~, the LIBO Rate, (ii) with respect to Advances denominated in CAD, the CDOR Rate ~~and~~, (iii) with respect to Advances denominated in Euros, the EURIBOR Rate and (iv) with respect to Advances denominated in GBP, the Daily Simple RFR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator and the Servicer), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, ~~and~~ (2) if such Benchmark is ~~not LIBO Rate~~the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple RFR, then four Business Days prior to such setting, and (4) if such Benchmark is none of LIBO Rate, the EURIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Original Effective Date and ending on, but excluding, the earliest of (i) December 3, 2023, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in U.S. Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto., (ii) with respect to a Benchmark Replacement in respect of Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Advances denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Advances denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Removed Agent” has the meaning set forth in Section 9 .01.

“Request for Line Advance” has the meaning set forth in Section 2 .03(d).

“Required Lenders” means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means with respect to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, any officer of the Collateral Agent, the Collateral Administrator or the Securities Intermediary customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other Equity Interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other Equity Interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other Equity Interests in the Company now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Returned Capital” means, for any Investor, if applicable, those funds returned or distributed to such Investor by any Pledgor which is added back to such Investor’s Unfunded Capital Commitment pursuant to the applicable Pledgor Constituent Document or otherwise; in each case which amount has been set forth as “Returned Capital” on a certificate from a Responsible Officer of the Parent delivered to Administrative Agent; provided that the failure of such Pledgor to deliver such certificate to Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Reuters Screen” means Reuters Screen LIBOR 01 Page on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market).

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RFR” means, for any Advance denominated in GBP, SONIA.

“RFR Advance” means an Advance that bears interest at a rate based on Daily
Simple RFR.

“RFR Business Day” means, for any Advance denominated in GBP, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple
RFR”.

“RIC” means a “regulated investment company” as defined in Section 851 of the Code.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom, the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council) or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto, (b) any Person operating, organized, formed, registered, incorporated or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom, the Cayman Islands (including pursuant to any sanctions legislation extended to the Cayman Islands by the United Kingdom pursuant to any Order of Council) or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto.
“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule. “Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Servicer determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof

“Side Letter” means any letter or other agreement executed by or on behalf of an Investor with any Pledgor with respect to such Investor’s rights and/or obligations under its Subscription Agreement or any Pledgor Constituent Documents.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website ~~at approximately 8:00 a.m. (New York City time)~~ on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator”    means the Bank    of England    (or    any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through Securities Intermediary’s banking facilities (or, if Securities Intermediary has notified the Administrative Agent and the Company that it will no longer provide such services or if the entity serving as Securities Intermediary or one of its affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Subscription Agreement” means with respect to any Investor, a “Subscription Agreement” as defined in the Pledgor Constituent Documents and any related supplement thereto executed by an Investor in connection with the subscription for a partnership interest in any Pledgor, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and where the context may require, all Subscription Agreements, collectively.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company (with a copy to the Collateral Agent) of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.01(h) that is not Term SOFR.

“Total Credit Exposure” means, at any time, the aggregate principal amount of all Advances outstanding at such time.

“TRACE” means the Trade Reporting and Compliance Engine. “Trade Date” has the meaning set forth in Section 1.03.
“Traded Loan” means any Loan governed by LSTA documentation for which at least two bid-side price is available as determined by Markit Group Limited or LoanX.

“Transaction Schedule” has the meaning set forth in the introductory section of this
Agreement.

“Transition Date” means the earlier of (i) the first day on which the Parent has drawn more than 33% of the Capital Commitments and (ii) the date that is 18 months following the Original Effective Date.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“UCC Advance Rate” means (i) on and prior to the date on which the Parent has called less than 33% of the Capital Commitments, 60% and (ii) thereafter, 65%.

“UCC Borrowing Base” means on any date of determination (x) prior to the UCC Borrowing Base Trigger Date, $0.00 and (y) thereafter, the product of (i) the UCC Advance Rate and (ii) Eligible Unfunded Capital Commitments as of such date.
“UCC Borrowing Base Trigger Date” has the meaning set forth in Section 6.02(ss). “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the
Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Loan Documents” means with respect to any Loan, each loan agreement, promissory note, collateral security agreement, guarantee and any other material agreement or document evidencing, securing, governing or executed in connection with such Loan, including without limitation, the agreements and instruments in respect of which the Company acquired such Loan.

“Undrawn Amount” means, on any applicable date of determination, the greater of (i) zero and (ii) the Minimum Funding Amount minus the aggregate outstanding amount of the Advances.

“Undrawn Fee” has the meaning set forth in Section 2.03(e).

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other material agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which the Company acquired such Portfolio Investment.

“Unfunded Capital Commitments” means with respect to any Investor, the unfunded or remaining Capital Commitment of such Investor that may be called in accordance with the terms of the Pledgor Constituent Documents, including, without duplication, any Returned Capital attributable to such Investor; provided that “Unfunded Capital Commitment” shall not include the portion of such Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

“Unfunded Exposure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) held by the Company associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account.

“Unused Facility Amount” means, on any applicable date of determination, (i) the aggregate Financing Commitments of all Lenders minus (ii) the greater of (x) the Minimum Funding Amount in effect on such date and (y) the aggregate outstanding amount of the Advances.
“U.S. Dollars” or “USD” means the lawful currency of the United States of America. “U.S. Person” means any Person that is a “United States Person” as defined in Section
7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3 .03(f). “Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets. “Withholding Agent” means the Company and the Administrative Agent.
ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On or prior to the A&R Effective Date, the Company ~~may acquire~~shall have acquired the Initial Portfolio Investments from the Contributor pursuant to the Contribution Agreement~~, subject to the conditions specified in this Agreement~~. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a)Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment or other agreement to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Servicer, on behalf of the Company, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Company to the Administrative Agent shall be deemed to be a certification by the Company of the contents thereof.

(b)Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent transmitted via email or data room (in such format as the Administrative Agent, the Servicer and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may with respect to any Capital Commitments, initiate Capital Calls, otherwise execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1 .04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such Capital Calls and/or sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to any Pledgor, the Company, the Servicer, any Lender or any other Person in connection with any Capital Call and/or sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the Trade Date in respect of a sale thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Company until such Settlement Date.

SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments. For purposes of all valuations, calculations and reports hereunder, the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall be converted to U.S. Dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable. Additionally, for all calculations of Net Advances hereunder, the principal amount of outstanding Advances denominated in any Permitted Non-USD Currency shall for the purposes of such determination be equal to the Dollar Equivalent amount thereof.

SECTION 1.07. Currency Equivalents Generally. For purposes of determining (a) whether the amount of any Advance (including all Letter of Credit extensions), together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (b) the aggregate unutilized amount of the Financing Commitments and (c) except in connection with the calculation of Net Advances as described in Section
1.06, the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of such Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance is denominated in any Permitted Non-USD Currency, such amount shall be the Dollar Equivalent of such Permitted Non-USD Currency (rounded to the nearest 1,000 units of such Permitted Non-USD Currency).

SECTION 1.08.    Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II THE ADVANCES

SECTION 2.01. ~~Financing Commitments~~Line Advances. Subject to the terms and conditions set forth herein and pursuant to Section 2.03, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company ~~Advances~~advances, in U.S. Dollars or any Permitted Non-USD Currency, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment~~. The Financing Commitments~~ (the “Line”). The Line Advances shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02.~~[Reserved]~~Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein (including in Section 2.05), the Company may request as the applicant thereof any Issuing Bank to issue Letters of Credit denominated in U.S. Dollars or any Permitted Non-USD Currency only for the support of the Company’s obligations, in a form reasonably acceptable to such Issuing Bank at any time and from time to time during the Reinvestment Period. For the avoidance of doubt, the issuance of Letters of Credit hereunder shall constitute a utilization of the Financing Commitments.

(b)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Company shall deliver or transmit by electronic communication in accordance with arrangements approved by the respective Issuing Bank, to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension and with a copy to the Collateral Agent), a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.02), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit; provided that the Company shall provide all documentation and other information required by the respective Issuing Bank under applicable “know your customer” and anti-money laundering rules and regulations (“KYC”), and the respective Issuing Bank may approve the issuance, amendment or extension of such Letter of Credit solely after such Issuing Bank has completed and is satisfied with all KYC requirements (provided, further, that such approval, if any, shall be provided no later than five (5) Business Days, in the case of Letters of Credit denominated in U.S. Dollars, or ten (10) Business Days (in each case, or such shorter period as agreed to by the respective Issuing Bank in its sole discretion), in the case of Letters of Credit denominated in a Permitted Non-USD Currency, in each case after the respective Issuing Bank completes and is satisfied with all KYC requirements). In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments, (iii) no Lender’s Credit Exposure shall exceed its Financing Commitment and (iv) the Total Credit Exposure shall not exceed the Financing Commitments.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the A&R Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the A&R Effective Date and that such Issuing Bank in good faith deems material to it or (y) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)Expiration Date.    Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension), (ii) the date that is five Business Days prior to the Maturity Date and (iii) upon the occurrence of a Market Value Event.

(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section 2.02, or of any reimbursement payment required to be refunded to the Company for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default, Event of Default or reduction or termination of the Financing Commitments.

(e)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company receives notice of such LC Disbursement; provided that if such LC Disbursement is denominated in U.S. Dollars, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.05 that such payment be financed with a Line Advance in an equivalent amount of U.S. Dollars or if such LC Disbursement is denominated in a Permitted Non-USD Currency, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.05 that such payment be converted into an equivalent amount denominated in such Permitted Non-USD Currency (provided that, for the avoidance of doubt, the limitation contained in Section 2.05(7)(z) with respect to Line Advances that may be denominated in a Permitted Non-USD Currency shall be complied with at all times) and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Line Advance. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender (with a copy to the Collateral Agent) of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in S ection 3.01 with respect to Advances made by such Lender (and S ection 3.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative

Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Line Advance as contemplated above) shall not constitute a Line Advance and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.    The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.02 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Permitted Non- USD Currency to the Company or in the relevant currency markets generally.    Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error , omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy or electronic mail, and with a copy to the Collateral Agent) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full in the applicable currency within one Business Day of the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to the Line Advances and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.02, then Section 3.01(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.02 to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

(i)Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders (with a copy to the Collateral Agent) of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.03(h). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii)Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders (with a copy to the Collateral Agent), in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.02(i)(i) above.

(i)Cash Collateralization. Upon the occurrence and continuation of any Market Value Event or Event of Default, on the Business Day that the Company receives notice from the Administrative Agent, the applicable Issuing Bank or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph (or immediately and without demand or other notice of any kind upon an Event of Default with respect to the Company pursuant to Section 7.01(d) or (e)), the Company shall deposit in the Collection Account an amount in cash equal to 105% of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the Company shall separately keep track of all amounts in the Collection Account to be used for cash collateralization of Letters of Credit. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remain outstanding after the expiration date specified in said paragraph (c), or if the Company is required under Section 4.05(c) and (e) to cash collateralize the portion of LC Exposure comprising any undrawn Letters of Credit, the Company shall immediately deposit into the Collection Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon.

SECTION 2.03. Line Advances; Use of Proceeds.

(a)Subject to the satisfaction or waiver of the conditions to the Purchase of a
Portfolio Investment set forth in

.03 and/or an Advance set forth in

.05 as of (i) the
related Trade Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Line Advance available to the Company on the related Settlement Date (or otherwise, including, without limitation, in connection with application to a Permitted Distribution) as provided herein. If the Company requests ~~an~~a Line Advance for application to a Permitted Distribution, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Line Advance available to the Company on the date requested by the Company subject to the satisfaction or waiver of the conditions to Advance set forth in Section 2.05.

(b)Except as expressly provided herein, the failure of any Lender to make any Line Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Line Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c)The Company shall use the proceeds of the Line Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition, to make a Permitted Distribution or Permitted RIC Distribution specified in the related Request for Line Advance, to pay the expenses of the Company, or to make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto; provided that, if the proceeds of ~~an~~a Line Advance are deposited in the Collection Account (or, in the case of Line Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non- USD Currency Account) as provided in Section 3 .01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Line Advance remaining after such Purchase, then, subject to Section 3 .01(a), upon written notice from the Servicer the Collateral Agent shall apply such proceeds (x), including, without limitation, the Administrative Agent’s consent thereto, to purchase Portfolio Investments (including to fund unfunded Delayed Funding Term Loans) prior to the next date on which funds must be applied pursuant to Section 4.05, or as provided in Section 4.05 (for the avoidance of doubt, without any premium or penalty). The proceeds of the Line Advances shall not be used for any other purpose.

(d)With respect to any Line Advance, the Servicer shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a “Request for Line Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior (or, in the case of an Advance denominated in any Permitted Non-USD Currency, two (2) Business Days prior) to the Business Day specified as the date on which such Line Advance shall be made and, upon receipt of such request, the Lenders shall make such Line Advances in accordance with the terms set forth in Section 3.01. Any requested Line Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e)If the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount on any date on or after the A&R Effective Date and prior to the last day of the Reinvestment Period, then the Company agrees to pay to the Administrative Agent, from and after such date, for the account of each Lender, an undrawn fee (the “Undrawn Fee”) which shall accrue at a per annum rate equal to the Applicable Margin on the average daily Undrawn Amount during the period from and including such date to but excluding the last day of the Reinvestment Period. Accrued Undrawn Fees shall be payable in arrears on each Interest Payment Date. All Undrawn Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f)If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Servicer, on behalf of the Company, shall be deemed to have requested ~~an~~a Line Advance on such date, and the Lenders shall make a corresponding Line Advance on the last day of the Reinvestment Period (with written notice to the Collateral Agent by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount (together with amounts already on deposit in the Unfunded Exposure Account) equal to the aggregate Unfunded Exposure Amount to be deposited in the Unfunded Exposure Account.

(g)If, at any time, there is an Unfunded Exposure Amount, then, unless the Borrowing Base Test is satisfied (provided that, solely in the case of this clause (g), the Borrowing Base Test shall be calculated to deem the Unfunded Exposure Amount as Net Advances), the Company shall deposit, within two Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to 50% of such excess; provided that, in lieu of depositing ~~up to 50% of~~ such cash collateral in the Unfunded Exposure Account, the Parent may maintain an equal amount of (i) Unfunded Capital Commitments and/or (ii) cash and cash equivalents to the extent the Parent provides reasonably satisfactory evidence to the Administrative Agent that such Unfunded Capital Commitments and/or cash and cash equivalents are (x) so maintained and (y) available to satisfy any future advances in respect of any Delayed Funding Term Loan or Revolving Loan.

SECTION 2.04. Conditions to A&R Effective Date. Notwithstanding anything to the contrary herein, ~~this~~the amendment and restatement of the Existing Agreement shall not become effective until the date (the “A&R Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the ~~Loan Documents~~Contribution Agreement and Investment Manager Indemnification Agreement (other than the Account Control Agreements with respect to the Pledgor Collateral Accounts) have been executed as of the Original Effective Date and are in full force and effect~~, and that the initial sales and/or contributions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms thereof~~.

(c)Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Servicer~~, the Pledgors and the Contributor~~ and the Pledgors, dated as of the A&R Effective Date, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request ~~(including, without limitation, certain bankruptcy matters)~~ in writing.

(d)Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of any directors or officers of the Company, each Pledgor~~, the Contributor~~ and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company, each Pledgor~~, the Contributor~~ and the Servicer and any other legal matters relating to the Company, any Pledgor, the Servicer, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the A&R Effective Date, including the fee payable pursuant to Section 4 .03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f)PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the A&R Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the A&R Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g)Filings. (i) ~~Copies of proper~~ Proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been filed and are in full force and effect, (ii) a copy of the register of mortgages and charges of the Feeder General Partner shall have been updated to reflect the security interests granted by the Feeder Fund and the Feeder General Partner pursuant to this Agreement and (iii) an executed copy of the notice of security interests, in a form satisfactory to the Administrative Agent, ~~to be~~shall have been delivered by the Feeder Fund and the Feeder General Partner to each investor in the Feeder Fund pursuant to Section 6.02(ss) of this Agreement.

(h)~~Certain Acknowledgements. The Administrative Agent shall have received (i)~~ UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Contributor as debtor which cover any of the Portfolio Investments (other than any liens thereon that will be released substantially concurrently with the closing of the facility) and (iii) such other searches that the Administrative Agent deems necessary or ~~appropriate.~~

(h)[Reserved].

(i)Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections
2.05(4) and 2.05(6) have been satisfied on and as of the A&R Effective Date.

(j)Contact Information. The Administrative Agent shall have received the contact information for each Investor to the extent different from or otherwise not set forth in its Subscription Agreement.

(k)[Reserved].

(l)Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances~~(1)~~ . No Line Advance shall be made, and no Letter of Credit shall be issued, amended or extended, unless each of the following conditions is satisfied as of the proposed date of such Advance:, issuance, amendment or extension, as applicable (or waived by the Administrative Agent in its sole discretion):

(1)the A&R Effective Date shall have occurred;

(2)with respect to a Line Advance, the Company shall have delivered a Request for Line Advance in accordance with Section 2.03(d);, and with respect to Letters of Credit,

the Company shall have delivered a Letter of Credit Agreement and complied with all other requirements of Section 2.02.

(3)no Market Value Event has occurred;

(4)no Default or Event of Default has occurred and is continuing;

(5)the Reinvestment Period has not ended;

(6)all of the representations and warranties contained in Article V I and in any otheLoan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7)after giving pro forma effect to such Advance (including the issuance, amendment or extension of such Letter of Credit) (and any related Purchase) hereunder:

(x)the Borrowing Base Test is satisfied;

(y)the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(z)the Dollar Equivalent of the outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed the product of (i) 20%, and (ii) the Financing Commitments then in effect; and

(8)the amount of such Advance shall be not less than U.S.$ 1,000,000 (unless otherwise agreed to by the Administrative Agent or Issuing Bank, as applicable, in its sole discretion)~~; provided that the amount of the initial Advance on the Effective Date shall be not less than the Initial Funding Amount~~.

If the above conditions to ~~an~~a Line Advance or issuance, amendment or extension of a Letter of Credit are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Line Advance or issuance, amendment or extension of a Letter of Credit shall be provided.
For the avoidance of doubt, so long as the conditions set forth in Sections 2.04 and/or 2.05, as applicable, have been satisfied, the Lenders shall not be relieved of their obligation to provide Advances in respect of any Portfolio Investment for which the conditions to purchase set forth in this Section 1.03 have been satisfied (or waived by the Required Lenders) as of the Trade Date therefor solely due to any failure of such Portfolio Investment to settle on the Settlement Date proposed therefor.

SECTION 2.06. Financing Commitment Increase Option.. The Company may, at any time during the Reinvestment Period, submit a Financing Commitment Increase Option Request for an increase in the Financing Commitment to up to $500,000,000 (any Financing Commitment resulting from approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a)each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;

(b)no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;

(c)the Borrowing Base Test is satisfied on and as of the Financing Commitment
Increase Date;

(d)all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(f)the Company shall have paid to the Administrative Agent on the Financing Commitment Increase Date, for the account of each Lender, the Commitment Increase Upfront Fee;

(g)any Financing Commitment Increase Option Request shall be in an amount not less than $100,000,000; and

(h)receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the A&R Effective Date. If a Financing Commitment Increase Option Request is approved in accordance with this Section 2.06, the Scheduled Termination Date with respect to any Increased Financing Commitment shall be the date that is five (5) years following the applicable Financing Commitment Increase Date (or if earlier the first anniversary of the Scheduled Maturity Termination Date with respect to the Initial Financing Commitment). For the avoidance of doubt, this amendment and restatement of the Existing Agreement is not an extension of the Scheduled Maturity Termination Date.

SECTION 2.07. Duration Extension Option. The Company may on one occasion, at any time following the first anniversary of the Original Effective Date, submit a Duration Extension Request for a one (1) year extension of the Scheduled Termination Date of the Financing Commitments (any such Financing Commitment so extended, an “Extended Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a)the Administrative Agent and each Lender (in their sole discretion) approves in writing (which may be by email) such Duration Extension Request;

(b)the Scheduled Termination Date with respect to any Extended Financing Commitment shall in no event be more than five (5) years following the date of such Duration Extension;

(c)the Company shall have paid to the Administrative Agent, on the date of effectiveness of such Duration Extension, for the account of each Lender, a Duration Extension Upfront Fee;

(d)no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the date of such Duration Extension;

(e)no commitment termination or reduction shall have occurred pursuant to Section
4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(f)the Borrowing Base Test is satisfied on and as of the date of such Duration
Extension;

(g)the Company shall have taken any action as may be reasonably requested by any Secured Parties pursuant to Section 6.02(aa); and

(h)all of the representations and warranties contained in Article V I and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Duration Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a)Making the Advances. If the Lenders are required to make ~~an~~a Line Advance to the Company as provided in Section 2 .03, then each Lender shall make such Line Advance on the proposed date thereof by wire transfer of immediately available funds to (x) the Collateral Agent for deposit to the Collection Account (or, (y) in the case of Line Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account). Each Lender at its option may make any Line Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Line Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Line Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Line Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e).

(b)Interest on the Advances. Subject to Section 3.01(h), all outstanding Line Advances shall bear interest (from and including the date on which such Line Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Line Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period, as applicable, in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default under clause (a), (d), (e) or (m) of Article VII, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the Reference Rate for each Calculation Period, as applicable, in effect plus the Adjusted Applicable Margin.

(c)Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph ( c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Line Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Line Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in any applicable currency, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain the Advances in such currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender in such applicable currency shall be promptly paid in full by the Company (together with all accrued interest and all other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the applicable Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the relevant Applicable Margin for Advances set forth on the Transaction Schedule; provided, further, that no breakage costs shall be payable in connection with this Section 3.01(e).

(f)Increased Costs.

(i)If any Change in Law shall:

(A)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

(B)impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein; or

(C)subject any Lender, Issuing Bank or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or the Administrative Agent of making, continuing, converting or maintaining any Advance or Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender, Issuing Bank or the Administrative Agent, the Company will pay to such Lender, Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or such Issuing Bank to be material (which demand shall be accompanied by a statement setting forth the basis for such demand; provided that in no event shall any Lender or Issuing Bank be required to provide any information or documentation to the extent such Lender or such Issuing Bank reasonably determines providing the same would constitute a breach by such Lender or Issuing Bank of confidentiality obligations), then from time to time the Company will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank, or such ~~Lender’s~~Person’s holding company for any such reduction suffered.

(iii)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender, such Issuing Bank, or its holding company, as the case may be, as specified in paragraph ( i) or ( ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv)Failure or delay on the part of any Lender, any Issuing Bank or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender, Issuing Bank or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, such Issuing Bank or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)Each of the Lenders, the Issuing Banks and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender, Issuing Bank or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender, Issuing Bank or the Administrative Agent, be disadvantageous to such Lender, Issuing Bank or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3 .01(f) which relates to any other entities to which any Lender or Issuing Bank provides financing.

(vi)If any Lender (A) provides notice of unlawfulness or requests compensation under clause ( e) above or this clause (f) or Section 3.03 or (B) is a Defaulting Lender under clause (i) of the definition of such term (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender), then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.

(g)No Set-off or counterclaim. Subject to Section 3 .03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h)Interest Rate Unascertainable, Inadequate or Unfair. (i) In the event that (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Reference Rate (including because the Reuters Screen is not available or published on a current basis) for the applicable currency and such Calculation Period; provided that no Benchmark Transition Event shall have occurred at such time or (B) the Administrative Agent is advised by the Required Lenders that such Reference Rate for the applicable Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) for the applicable currency and such Calculation Period, then the Administrative Agent shall forthwith so notify the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent), and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Request for Line Advance with respect to the applicable Reference Rate for the applicable Calculation Period shall be ineffective and (y) the obligations of the Lenders to make any Advances in connection with such Reference Rate shall be suspended. Furthermore, if any Advance in connection with the applicable Reference Rate is outstanding on the date of the Company's receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i), then on the last day of the Calculation Period (or the next succeeding Business Day if such day is not a Business Day), such Advance shall accrue interest at the Base Rate plus the Applicable Margin as of such day.

(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document upon delivery by the Administrative Agent to the Company and the Lenders of the notice referred to in Section 3.01(h)(v) below and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii)Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to an Advance denominated in U.S. Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause ( iii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative

Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.

(iv)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time by delivery of a notice of such Benchmark Replacement Conforming Changes referred to in Section 3.01(h)(v) below and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(v)The Administrative Agent will promptly notify the Company and the Lenders (with a copy to the Collateral Agent) of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(vi)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or~~ , LIBO Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen (including any Reuters Screen) or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen (including any Reuters Screen) or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vii)Upon the Company's receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any Request for Line Advance and, failing that, such Advance shall accrue interest at the Base Rate plus the Applicable Margin as of the day on which such Advance is made. Furthermore, if any Advance is outstanding on the date of the ~~Company' s~~Company’s receipt of notice of the commencement of a Benchmark Unavailability demand ~~and~~, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period. Each payment of interest on an Advance shall be made in the currency in which such Advance was made.

(c)(i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4 .07) in whole or in part (A) on any Business Day that (i) JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or (ii) JPMorgan Chase Bank, National Association and/or its Affiliates refinance this Agreement into a new credit facility (or similar facility) in which such parties hold a majority of the commitments and loans thereunder, (B) in connection with a Market Value Cure, (C) following the occurrence of an Approval Termination Event or (D) up to but not more than five (5) times during any Calculation Period; provided that the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(D) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount.    The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) (other than pursuant to Section 4.03(c)(i)(B)) not later than 5:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.    Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$1,000,000 or such lesser amount as is outstanding. Prepayments shall be accompanied by accrued and unpaid interest.

(ii) At the request of any Lender, any optional prepayment pursuant to Section
4.03(c)(i)(D) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the applicable Reference Rate for the related Calculation Period.

(d)The Company agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender), a Commitment Fee in accordance with the Priority of Payments. Accrued Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no Commitment Fee shall accrue on the unused amount of any increase in the Financing Commitment resulting from a Financing Commitment Increase Option Request until the related Financing Commitment Increase Date.

(e)The Company agrees to pay the Administrative Agent, for the account of each Lender, an Initial Upfront Fee. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from Capital Contributions and/or sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). All such prepayments shall be made in the currency of the applicable Advances and accompanied by accrued and unpaid interest in the same currency, and with respect to each currency shall be applied to the repayment of the longest outstanding Advance in such currency.

(g)Notwithstanding any other provision of this Agreement, each optional repayment by the Company of an Advance hereunder may only be made if, after giving effect to such repayment, the outstanding principal amount of Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the product of (i) 20% and (ii) the Financing Commitments then in effect.

(h)The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Margin used to determine the interest rate applicable to LIBO Rate Advances, during the period from and including the A&R Effective Date to but excluding the later of the date on which such Lender’s Financing Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate per annum separately agreed upon between the Company and such Issuing Bank on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the A&R Effective Date to but excluding the later of the date of termination of the Financing Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees, fronting fees and any other fees payable to an Issuing Bank pursuant to this paragraph, in each case accrued through and including the last day of each calendar quarter shall be payable on the Interest Payment Date after such calendar quarter , commencing on the first such date to occur after the A&R Effective Date; provided that all such fees shall be payable on the date on which the Financing Commitments terminate and any such fees accruing after the date on which the Financing Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4.04. MV Cure Account.

(a)The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). In the absence of any written direction from the Administrative Agent, cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to the Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default and the declaration of the Advances then outstanding to be due and payable pursuant to Article VII or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Account (and any Interest Proceeds and/or Principal Proceeds then on deposit in any Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”):

(a)to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under any Account Control Agreement (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the Commitment Fee and Letter of Credit fees payable to the Lenders, but including Lender indemnities) due hereunder and under any Account Control Agreement or payable to any Governmental Authority in respect of Taxes payable by the Company or filing, registration or similar fees, up to a maximum amount under this clause ( a) of U.S.$~~100,000~~250,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b)to pay (i) interest due in respect of the Advances and any increased costs and commitment fees payable to the Lenders (pro rata based on amounts due) and (ii) unpaid Letter of Credit fees and interest on unreimbursed LC Disbursements payable to the Lenders and Issuing Banks (pro rata based on amounts due);

(c)to ~~pay~~ (i) pay on each Interest Payment Date, all prepayments of the Line Advances and unreimbursed LC Disbursements permitted or required under this Agreement (including any applicable premium) ~~and~~, (ii) pay on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Line Advances and unreimbursed LC Disbursements until the Line Advances and unreimbursed LC Disbursements are paid in full; and (iii) cash collateralize on each Additional Distribution Date in accordance with Section 2.02(j) that portion of LC Exposure comprising any undrawn amount of Letters of Credit ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (c) payable to them; provided that (x) any such amounts applied pursuant to subclause (iii) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.02, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (c) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this S ection 4.05;

(d)prior to the end of the Reinvestment Period, at the direction of the Servicer, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(e)solely with respect to Principal Proceeds, (i) following the end of the Reinvestment Period and prior to the first anniversary thereof, to make a Ratable Distribution ~~and~~, (ii) on or following the first anniversary of the end of the Reinvestment Period, solely to pay principal of the Line Advances and unreimbursed LC Disbursements until the Line Advances and unreimbursed LC Disbursements are paid in full; and (iii) upon satisfaction of the payments in the foregoing sub- clause (ii), to cash collateralize on each Additional Distribution Date, if applicable, in accordance with Section 2.02(j) that portion of LC Exposure comprising any undrawn amount of Letters of Credit ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (e) payable to them; provided that (x) any such amounts applied pursuant to subclause (iii) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.02, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (e) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 4.05;

(f)(1) first, to the Servicer to pay the Servicer Fee, plus any Servicer Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds; and (2) second, to pay Servicer Expenses; provided that the amounts in this clause (D)(2) shall not exceed the Servicer Expense Cap for such Payment Date.

(g)to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(h)to make any Permitted Distributions or Permitted RIC Distributions directed pursuant to this Agreement; and

(i)(i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Account) as Principal Proceeds (or, in the case of remaining Interest Proceeds, at the direction of the Servicer on behalf of the Company, as Interest Proceeds) and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

Subject to Section 4 .06(b), with respect to any amounts payable under Sections 4.05(a) through
(i) above resulting from an Advance denominated in any Permitted Non-USD Currency, such amounts shall be first paid using Interest Proceeds and/or Principal Proceeds denominated in such Permitted Non- USD Currency from the applicable Permitted Non-USD Currency Account.

SECTION 4.06. Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Servicer of the calculation of amounts payable to the Lenders and to any Issuing Bank in respect of the Advances ~~and~~or the LC Disbursements (and any interest accruing on such LC Disbursement pursuant to Section 2.02(h)), the amounts payable to the Servicer and any other amounts to be paid pursuant to Section 4.05 or deposited into the Collection Account pursuant to Section 2.02. At least two (2) Business Days prior

(h) (i) with respect to any Pledgor, it has no Indebtedness on or prior to the Transition Date (other than any preferred stock), and (ii) with respect to the Company, it has no Indebtedness other than, in each case, (x) Indebtedness incurred under the terms of the Loan Documents,
(y)Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (z) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i)

(i)Neither the Company nor any Pledgor(A) has established, maintains, contributes to or has any obligation to contribute to any Plan or (B) other than as would not reasonably be expected to result in a Material Adverse Effect, has any liability with respect to any Plan established, maintained or contributed to by any member of the Company’s or such Pledgor’s Controlled Group;

(ii)~~the~~The assets of each Pledgor (other than the Parent) do not constitute Plan Assets;

(iii)Either (A) the assets of the Company and the Parent do not constitute Plan Assets or (B) (I) each of the Company and the Parent is an investment fund (as defined in Part VI(b) of the QPAM Exemption) and the Investment Manager qualifies as a QPAM and in such capacity has made the decision on behalf of each of the Company and the Parent to enter into the Loan Documents and the transactions contemplated thereunder, (II) assuming the representations set forth in Section 9.03(c) of this Agreement are true and accurate in all respects, the conditions of Part I(b) through (g) of the QPAM Exemption (and, to the knowledge of the Company or the Parent, the conditions of Part I(a) of the QPAM Exemption) are satisfied with respect to the Loan Documents and the transactions contemplated thereunder, (III) assuming the representations set forth in Section 9.03 are true and accurate in all respects (including that no source of funds used to make the Loans constitutes Plan Assets, unless the applicable Lender relied on an available Prohibited Transaction exemption (all requirements of which are met)) and the conditions of Part I(a) of the QPAM Exemption are otherwise satisfied (if applicable), the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowing and repayment of amounts under this Agreement and the enforcement of the Obligations directly against the Investors, do not and will not constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Code (a “Prohibited Transaction”), and (IV) neither the Administrative Agent, any Lender nor any of their respective Related Parties (x) has exercised, or has any authority to exercise, any discretionary authority or control with respect to any assets of the Company or the Parent involved in any transaction contemplated under this Agreement or any of the other Loan Documents, (y) has provided, or has any authority to provide, any “investment advice” (as defined in Department of Labor Regulation § 2510.3-21(c), as amended, or Treasury Regulation § 54.4975-9(c), as amended) on which the Company or the Parent is relying in making the investment decision to enter into the Loan Documents and any transaction thereunder, or (z) is or shall become a fiduciary (including within the meaning of Section 3(21) of ERISA) with respect to the Company, the Parent or any Benefit Plan Investor as a result of the Loan Documents or any transaction contemplated thereunder;

(j)as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance would not reasonably be expected to have a Material Adverse Effect;

(m)it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company as permitted hereunder (including Parent Originated Investments), or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)(x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result, in each case, in a Material Adverse Effect (y) no information (other than projections, forward-looking information, general economic data, industry information) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party or relates to a third party, to its knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the A&R Effective Date, to the best of its knowledge, the information included in the Beneficial Ownership Certification provided on or prior to the A&R Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o)all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p)it has timely filed all material Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any), as applicable, shown on such Tax returns, except, any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records;

(q)the Company is and will be treated as a disregarded entity for U.S. federal income tax purposes; priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z) the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) has elected to be treated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(aa)    [reserved];

(bb) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by it to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock;

(cc) the Parent complies and will comply in all material respects with applicable asset coverage and other leverage limits as may be applicable to the Parent under the Investment Company Act of 1940, as amended, as interpreted by the Securities and Exchange Commission (“SEC”) and its staff from time to time, giving effect to any exemptive relief granted to the Parent by the SEC; and

(dd) the aggregate amount of the Unfunded Capital Commitments of all Investors as of the ~~date hereof is $402,500,000~~A&R Effective Date is $517,800,000. The aggregate amount of the Eligible Unfunded Capital Commitments as of the ~~date hereof is $402,500,000~~A&R Effective Date is
$516,112,500. There are no Capital Call Notices outstanding except as otherwise disclosed in writing to Administrative Agent. To its knowledge, no Investor is in default under the Pledgor Constituent Documents or its Subscription Agreement except as otherwise disclosed in writing to Administrative Agent. Each Pledgor is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call on the Unfunded Capital Commitments of the Investors, has the sole right to make Capital Calls on the Investors for payment of all or any portion of their Unfunded Capital Commitments and, prior to the ~~date hereof~~A&R Effective Date, has satisfied all conditions to its rights to make a Capital Call, including any and all conditions contained in the Pledgor Constituent Documents.

SECTION 6.02. Covenants of the Company and the Servicer. The Company (and (i) with respect to clauses (e), ( g), ( h) (solely with respect to the Company), ( k), ( o), ( r), (bb), and (hh), the Servicer, (ii) with respect to clauses (b) (solely with respect to sub-clause (iv)), (d), (e), (f), (g), (i), (j), (k), (l), (m) (solely with respect to the proviso therein), (o), (p) (solely with respect to sub-clause (i)), (r), (aa), (ee), (hh) through (jj), (mm), (nn), (oo), and (ss), each Pledgor and (iii) with respect to clauses (pp) (solely with respect to sub-clause (i)), (qq) and (rr), the Feeder Fund and Feeder General Partner):

(a)shall at all times conduct its business and operations in accordance with Section 5(c) and Section 9(j) of its limited liability company agreement (as in effect as of the date hereof).

(b)shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit the Company from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company and the transactions contemplated by the Contribution Agreement, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c)shall take all actions consistent with and shall not take any action contrary to the “Facts and Assumptions” sections in the opinions of Latham & Watkins LLP, dated the ~~date hereof~~Original Effective Date, relating to certain true contribution matters;

(d)shall not create, incur, assume or suffer to exist any Indebtedness (other than any preferred stock) other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents, (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan; provided that, on or after the Transition Date, this clause (d) shall not apply to any Pledgor;

(e)shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to prevent violation, in all material respects, by it and its directors, managers, officers and employees with Anti- Corruption Laws and applicable Sanctions;

(f)shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g)shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h)shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)shall not change its name, identity or corporate or partnership structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on its behalf) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, formation, registration or incorporation unless it shall have given the Administrative Agent and the Collateral Agent at least 30 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and the

Currency Account except to the extent that any such proceeds are transferred to another Company Collateral Account in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement;

(ll) shall ensure that the Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount at any time; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g);

(mm) shall not issue any Capital Call Notice or otherwise request, notify, or demand that any Investor make any Capital Contribution unless the Borrowing Base Test will be satisfied after giving effect to such Capital Contribution and uses of proceeds thereof and without delivering to the Administrative Agent within five (5) Business Days of delivery of such Capital Call Notices, an example of the Capital Call Notice and summary of each Investor from whom a Capital Contribution is being sought (or a copy of the form thereof);

(nn) shall not, (i) without the prior written consent of Administrative Agent (which may be withheld in the reasonable discretion of Administrative Agent), cancel, suspend, reduce, excuse, reallocate, defer or abate the Unfunded Capital Commitment of any Investor; and (ii) without the prior written approval of Administrative Agent and the Lenders: (A) consent to any Investment Exclusion Event or (B) otherwise excuse any Investor from or permit any Investor to defer any Capital Contribution;

(oo) shall not establish, maintain or contribute to, nor, except as could not reasonably be expected to result in a Material Adverse Effect, otherwise have any liability with respect to any Plan;

(pp) shall not take any action, or omit to take any action, that would, (i) cause the assets of any Pledgor (other than the Parent) to constitute Plan Assets, (ii) cause the Investment Manager to cease to qualify as a QPAM, (iii) cause, assuming the representations set forth in Section 9.03(c) of this Agreement are true and accurate in all respects, the conditions of Part I(b) through (g) of the QPAM Exemption (and, to the knowledge of the Company or the Parent, the conditions of Part I(a)) to cease to be satisfied with respect to the Loan Documents and the transactions contemplated thereunder, or (iv) assuming the representations set forth in Section 9.03 are true and accurate in all respects (including that no source of funds used to make the Loans constitutes Plan Assets, unless the applicable Lender relied on an available Prohibited Transaction exemption (all requirements of which are met)) and the conditions of Part I(a) of the QPAM Exemption are otherwise satisfied (if applicable), give rise to a non-exempt Prohibited Transaction that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Code or ERISA;

(qq) shall ensure and procure that each PF ~~Law~~Act Party shall (a) register with CIMA in accordance with the PF ~~Law~~Act and either (i) provide evidence of such registration, in a form satisfactory to the Administrative Agent, on or prior to the date such Person becomes a PF ~~Law~~Act Party, or (ii) (x) provide evidence of an application to register with CIMA in accordance with the PF ~~Law~~Act on or before the date on which it becomes a PF ~~Law~~Act Party, (y) subsequently take all reasonable steps to obtain such registration and (z) upon obtaining such registration, provide evidence to the Administrative Agent, in a form reasonably satisfactory to the Administrative Agent, of such registration within 5 Business Days of such evidence being received by or on behalf of such PF ~~Law~~Act Party, (b) duly maintain such registration in accordance with the PF ~~Law~~Act and (c) promptly comply with any requests and instructions issued by CIMA in connection with the PF ~~Law~~Act;

(rr) shall ensure that each Credit Risk Party incorporated, formed or registered under the laws of the Cayman Islands shall deliver a notice of security interests in the applicable Collateral, in a form satisfactory to the Administrative Agent, to each investor in such Credit Risk Party within three (3)

Business Days of the later of (i) the date of this Agreement, (ii) the date on which such Person becomes a Credit Risk Party or (iii) the date on which such Person becomes an investor in the applicable Credit Risk Party; and

(ss) ~~within sixty (60) days after the~~as of the A&R Effective Date ~~(or such longer period as the Administrative Agent may agree in its sole discretion)~~, the Pledgors ~~shall deliver~~have delivered Account Control Agreements in favor of the Collateral Agent with respect to each Pledgor Collateral Account owned by or held in the name of any Pledgor (the date on which such Account Control Agreements ~~become~~became effective (the “UCC Borrowing Base Trigger Date”)).

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Servicer receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Definitive Documents, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent; provided that if an Amendment relates solely to an operational or administrative issue, the Company or the Servicer, as applicable, may notify the Administrative Agent promptly upon execution thereof. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Servicer shall deem appropriate under the circumstances; provided that any amendment, supplement, waiver or other modification of the type specified in the definition of “Material Amendment” shall be subject to the approval of the Administrative Agent (and the Administrative Agent shall use commercially reasonable efforts to notify the Company or the Servicer, as applicable, within five (5) Business Days of confirmed receipt by the Administrative Agent of such notice and request for approval thereof, whether or not the Administrative Agent approves such amendment, supplement, consent, waiver or other modification) (and any such amendment supplement, waiver or other modification effected without such approval shall result in such Portfolio Investment being an Ineligible Investment); provided further that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Definitive Documents expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Definitive Documents, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”)
shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) or reimburse its obligations in respect of any LC Disbursements, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of interest or amounts other than principal, such failure continues for a period of two (2) Business Days; provided, that, in the case of any such failure resulting solely from an administrative error or omission by the Administrative Agent, the Collateral Agent, the Securities Intermediary or any other accordance with Section 2 .03(g); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or
(e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take ~~either~~any or ~~both~~all of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, ~~and~~ (ii) require that the Company provide cash collateral as required in Section 2.02(j) and/or (iii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately and the obligation of the Company to cash collateralize the LC Exposure as provided in clause (ii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause ( d) or ( e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company ~~hereby appoints~~has appointed, and hereby confirms and ratifies its appointment of, the Securities Intermediary ~~to establish,~~ and the Securities Intermediary ~~does hereby establish,~~has established each of the Collection Account, the Permitted Non-USD Currency Accounts, the MV Cure Account, the Unfunded Exposure Account and the Securities Account (collectively, the “Company Collateral Accounts”). The Securities Intermediary agrees to maintain the Company Collateral Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. In the event any Company Collateral Account is re-characterized as a deposit account, the Securities Intermediary agrees to maintain such Company Collateral Account as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (in such capacity, the “Bank”), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts and deposit accounts for others and in that capacity has established the Company Collateral Accounts. The Securities Intermediary shall have the right to open such subaccounts of any such Company Collateral Account as it deems necessary or appropriate for convenience of administration of this Agreement.

Nothing herein shall require the Securities Intermediary to credit to any Company Collateral Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to "maintain" a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC). Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in loans may be acquired and delivered by the Company to the Securities Intermediary or the Collateral Agent from time to time that are not evidenced by, or accompanied by delivery of, a security (as that term is defined in direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. In the absence of any such written direction from the Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, amounts on deposit in the Unfunded Exposure Account shall remain uninvested.

(i)    Unfunded Exposure Account.

(i)Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4 .05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f) or Section 2.03(g).

(ii)While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Servicer may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator and which instruction shall be deemed to constitute a certification that the aforementioned conditions have been satisfied), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default and the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders, the Issuing Banks, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement ~~and~~, the other Loan Documents and the Letters of Credit (collectively, the “Secured Obligations”),
(i)the Company ~~hereby pledges~~has pledged, and hereby confirms and ratifies its pledge, to the Collateral Agent and ~~grants~~has granted, and hereby confirms and ratifies its grant of, a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a)(i) being collectively referred to herein as “Company Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Company Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Contribution Agreement, any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof and (ii) each Pledgor ~~hereby pledges, mortgages and assigns~~has pledged, mortgaged and assigned, and hereby confirms and ratifies its pledge, mortgage and assignment, by way of security to the Collateral Agent and ~~grants~~has granted, and hereby confirms and ratifies its grant of, a continuing security interest in favor of the Collateral Agent in all of such Pledgor’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) (1) all securities accounts or deposit accounts of such Pledgor into which any monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices, excluding, for the avoidance of doubt, any such accounts of the Feeder General Partner, into which any other monies or sums are paid or to be paid (such accounts, the “Pledgor Collateral Accounts”) and all investments, obligations and other property from time to time contained in or credited thereto, (2) the Capital Calls, Capital Commitments (including Unfunded Capital Commitments), and Capital Contributions of any Pledgor, including, without limitation, any rights to make Capital Calls, receive payment of Capital Contributions and enforce the payment thereof pursuant to any Pledgor Constituent Documents, and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising; (3) all of such Pledgor’s rights, titles, interests, remedies, and privileges relating to the foregoing (all of the property described in this clause (a)(ii) being collectively referred to herein as “Pledgor Collateral” and, together with the Company Collateral, the “Collateral”).

(b)Delivery and Other Perfection.

(i)In furtherance of the collateral arrangements contemplated herein, the Company and each Pledgor shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company or any Pledgor, as applicable; (2) if any of the securities, monies or other property pledged by the Company or any Pledgor hereunder are received by the Company or any Pledgor, as applicable, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(ii)Each Pledgor shall require that Investors wire-transfer to the applicable Pledgor Collateral Account all monies or sums paid or to be paid by any Investor as Capital Contributions as and when Capital Contributions are made pursuant to the Capital Call Notices. In addition, each Pledgor shall promptly deposit such sums received directly from any Investor as Capital Contributions into the applicable Pledgor Collateral Account according to the terms set forth in this Section 8 .02(b)(ii).

(iii)(i) the Company shall not open any account without the prior written consent of the Administrative Agent in its sole discretion and promptly providing an appropriate Account Control Agreement to the Administrative Agent relating thereto which shall in any event occur on or before such account has been opened, as are reasonably acceptable to the Administrative Agent and (ii) each Pledgor shall not open any Pledgor Collateral Account into which monies and sums are paid pursuant to Section 8.02(b)(ii) without prior notification to the Administrative Agent and promptly providing an appropriate Account Control Agreements to the Administrative Agent relating thereto which shall in any event occur on or before such account has been opened, as are reasonably acceptable to the Administrative Agent. In connection with any replacement of a Pledgor Collateral Account, the Administrative Agent is hereby authorized to release the Lien on such replaced account upon the execution of Account Control Agreement relating to such replacement account.

(c)Remedies, Etc. Following the declaration of the Secured Obligations then outstanding to be due and payable pursuant to Article VII, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders or the Administrative Agent on their behalf) do any of the following:

(i)Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including, without limitation, the initiation of Capital Call Notices on the Investors (including, without limitation, to cover Total Credit Exposures in connection with the exercise of remedies)), all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell, subject to Section 1 .04, the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v)Take control of any proceeds of the Collateral;

(vi)Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder;

provided, that, following an Event of Default (other than an Event of Default pursuant to Section 7 .01(a),
(d), ( e), (f) or (m)) prior to the Collateral Agent exercising its right to deliver a Capital Call Notice to Investors in accordance with this Section 8 .02(c) (but without, for the avoidance of doubt, limiting any other right or remedy of the Collateral Agent hereunder), the applicable Pledgor shall have an opportunity to deliver a Call Capital Notice to Investors in an amount sufficient to prepay the Secured Obligations in and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

ARTICLE IX THE AGENTS

SECTION 9.01. Appointment of the Administrative Agent and the Collateral Agent. Each of the Lenders ~~hereby~~has irrevocably ~~appoints~~appointed, and hereby confirms and ratifies its irrevocable appointment of, each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent or the Required Lenders, as applicable.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge or notice of any matter, including any Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability,

(l) The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the LIBO Rate (or any Benchmark Replacement or other applicable index or floating rate) and absence of any Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, the Company or the Servicer, in

providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

SECTION 9.03. Lender ERISA Representations and Covenants.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any Pledgor or any of their Affiliates, that at least one of the following is and will be true:

(i)such Lender is not using Plan Assets of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the ~~Loans~~Advances, the Financing Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the ~~Loans~~Advances, the Financing Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a QPAM, (B) such QPAM made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the ~~Loans~~Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the ~~Loans~~Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the ~~Loans~~Advances, the Financing Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause
(a)is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further
(x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Company or any Pledgor or any of their Affiliates, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the ~~Loans~~Advances, the Financing Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that:

(i)to the extent that such Lender is “a party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code) with respect to any of the Benefit Plan Investors set forth on Schedule 7, to the knowledge of such Lender, neither it or any of its “affiliates” (as defined in Part VI(c) of the QPAM Exemption) has the power or authority to (I) appoint or terminate the Investment Manager as the QPAM of such Benefit Plan Investor or (II) negotiate on behalf of such Benefit Plan Investor the terms of the management agreement with the Investment Manager as the QPAM of such Benefit Plan Investor, in each case, with respect to the assets of such Benefit Plan Investor involved in the transactions contemplated by the Loan Documents; and

(ii)it shall not assign, or grant any participations in, the administration of and performance of the ~~Loans~~Advances, the Financing Commitments and/or this Agreement to any Person unless such Person makes the representation, warranties and covenants set forth in this Section 9.03(c).

SECTION 9.04.    Acknowledgements of the Lenders.

(a)Each Secured Party hereby agrees that (i) if the Administrative Agent or the Collateral Agent notifies such Secured Party that the Administrative Agent or the Collateral Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent, the Collateral Agent or any of their respective Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter , return to the Administrative Agent or the Collateral Agent (as applicable) the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent or the Collateral Agent, as applicable, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent and the Collateral Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent or the Collateral Agent to any Secured Party under this Section 9.04 shall be conclusive, absent manifest error .

(b)Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent, the Collateral Agent or any of their respective Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent or the Collateral Agent (or any of their respective Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Administrative Agent and the Collateral Agent of such occurrence and, upon demand from the Administrative Agent or the Collateral Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent or the Collateral Agent, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent or the Collateral Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the Collateral Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent and the Collateral Agent (as applicable) shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any Pledgor, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent or the Collateral Agent from the Company or any Pledgor for the purpose of making such Payment.

(d)Each party’s obligations under this Section 9.04 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE X MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Servicer and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 1 0.01 shall limit the right of any party hereto to file any claim or Administrator, the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement or any other Loan Document, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by the Company or any third party), damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Servicer hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or Letter of Credit or the use of the proceeds therefrom~~, or~~ (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee or its officers, directors or employees or solely from the failure of the Portfolio Investments to perform. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Company's indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d)If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e)This Section 10.04 shall survive the termination of this Agreement, the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. Subject to Section 3 .01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, the Company, the Pledgors and the Servicer; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1 .04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Servicer, any Pledgor or the Company shall not be required to be executed by the Servicer, any Pledgor or the Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06.    Successors; Assignments.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Servicer, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (except with respect to any delegation set forth in Section 5.01) the Servicer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (not to be unreasonably withheld). Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Subject to the conditions set forth below and Section 10.06(e), any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment, participations in Letters of Credit and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Company; provided that (1) no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment and (2) no consent of the Company shall be required, but reasonable notice to the Company shall be given, for an assignment to an assignee that is a bank, broker-dealer or insurance company (other than any assignee that is an MS Competitor, for which the consent of the Company shall be required; provided, further, that no consent of the Company shall be required for an assignment to any Person (including any MS Competitor) following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04.

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender, the Collateral Agent and the Servicer, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)Any Lender may sell participations to one or more banks, broker-dealers, insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment, participations in Letters of Credit and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (4) the consent of the Company shall be required for the sale of any participation to an MS Competitor (other than following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 1 0.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 10.11. Headings.. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13. Confidentiality.. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person agrees to inform the Company to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 1 0.13, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than any assignee to whom the Company has not provided consent to the assignment thereto (to the extent such consent is otherwise required)), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (ix) becomes publicly available other than as a result of a breach of this Section 1 0.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or any Account Control Agreement. For purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14. Exempted Limited Partnerships. Any reference herein to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset shall, in each case, be a reference to such exempted limited partnership acting through its general partner (or such general partner’s general partner, as applicable).

SECTION 10.15. SWIFT Transmissions.. The Company hereby directs the Collateral Agent, Collateral Administrator and Securities Intermediary to accept instructions sent pursuant to secure financial messaging services provided by SWIFT, which shall constitute instructions for all purposes hereunder. The Company instructs the Collateral Agent, Collateral Administrator and Securities Intermediary to accept and process SWIFT transmissions initiated by the Company to the same extent that written wire transfer instructions are accepted and processed by the Collateral Agent, Collateral Administrator and Securities Intermediary. The Collateral Agent, Collateral Administrator and Securities Intermediary may conclusively rely on SWIFT transmissions to release payments as instructed, subject to any verification of information as requested by the Collateral Agent, Collateral Administrator or Securities Intermediary, as applicable, including the call back process to an individual designated by the Company as authorized to provide such verification. The Collateral Agent, Collateral Administrator and Securities Intermediary may also request, and the Company will provide, an additional signed direction (whether by manual, facsimile, PDF or other electronic signature) in order for the Collateral Agent, Collateral Administrator or Securities Intermediary, as applicable, to make such payment in connection with any SWIFT transmission. For purposes of compliance with any incumbency certificate of the Company, all instructions received by the Collateral Agent, Collateral Administrator or Securities Intermediary through the methodology described herein shall be deemed in compliance with the procedures outlined therein (to the extent applicable).

SECTION 10.16. Classification of Advances. For purposes of this Agreement, Advances (including Line Advances) may be classified by whether the rate of interest on such Advance is determined by reference to the applicable Reference Rate e.g. LIBO Rate Advance or Daily Simple RFR Advance.

SECTION 10.17. Amendment and Restatement. On the A&R Effective Date, the Existing Agreement shall be amended and restated in its entirety by this Agreement and (a) all references to the Existing Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Agreement as amended and restated hereby, (b) all references to any section (or subsection) of the Existing Agreement in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement, (c) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Agreement as amended and restated hereby and (d) the Company and each Pledgor (i) reaffirms all of its obligations under each of the Loan Documents to which it is a party and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of this Agreement, each Loan Document to which it is a party shall remain in full force and effect in accordance with the terms thereof. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Agreement (including the Secured Obligations as defined therein) or to evidence payment of all or any portion of such Secured Obligations and liabilities, and all such Secured Obligations under the Existing Agreement shall continue as Secured Obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized directors or officers as of the day and year first above written.

SLIC FINANCING SPV LLC, as Company

By___/s/ Venugopal Rathi_______________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT CORP., as Parent

By___/s/ Venugopal Rathi_______________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT CORP., as Pledgor

By___/s/ Venugopal Rathi_______________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT CORP., as Servicer

By___/s/ Venugopal Rathi_______________
Name: Venugopal Rathi
Title: Chief Financial Officer

SL INVESTMENT Feeder Fund L.P., as a Pledgor

By SL Investment Feeder Fund GP Ltd., its general partner

By___/s/ Martin Laufer_________________
Name: Martin Laufer
Title: Director

SL INVESTMENT Feeder Fund GP Ltd., as a Pledgor

By___/s/ Martin Laufer_________________
Name: Martin Laufer
Title: Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By___/s/ James Greenfield_________________
Name: James Greenfield
Title: Executive Director

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By____/s/ William Murphy_______________
Name: William Murphy
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By____/s/ William Murphy_______________
Name: William Murphy
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By____/s/ William Murphy_______________
Name: William Murphy
Title: Vice President

The Lenders
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender and Issuing Bank

By___/s/ James Greenfield_________________
Name: James Greenfield
Title: Executive Director

SCHEDULE 1

Transaction Schedule

1.Types of Financing

Available

Financing Limit

Advances

yes    ~~Prior~~ On and after the A&R Effective Date and prior to a Financing Commitment Increase Date: U.S.
$~~250,000,000~~350,000,000;

On and after a Financing Commitment Increase Date, if any, following the A&R Effective Date: U.S.$~~250,000,00~~350,000,00
plus additional amounts (not    to    exceed
$500,000,000 of Financing Commitments in the aggregate)    approved pursuant to Section 2.06.

2.Lenders/Issuing Bank    Financing Commitment

JPMorgan Chase Bank, National Association    Prior to a Financing Commitment Increase Date:
U.S. $~~250,000,000~~350,000,000;

On and after a Financing Commitment Increase Date, if any, U.S. $~~250,000,000~~350,000,000, plus any additional amounts (not to exceed Financing Commitments in the aggregate of
$500,000,000) approved pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

Letter of Credit Commitment: Prior to a Financing    Commitment    Increase    Date,
$35,000,000, and    thereafter, 10%    of the aggregate Financing Commitment.

3.Scheduled Termination Date:

With respect to the Initial Financing Commitment, December 3, 2025;

With respect to any Extended Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.07;

With respect to any Increased Financing

Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.06.

4.Interest Rates

Applicable Margin for Advances denominated in U.S. Dollars:

With respect to interest based on the LIBO Rate, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on clause (i) of the definition of Base Rate, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Applicable Margin for Advances denominated in CAD:

With respect to interest based on the CDOR, prior to the Transition Date, ~~2.55~~2.15% per annum and
(ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on clause (ii) of the definition of Base Rate, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Applicable Margin for Advances denominated in EUR:

With respect to interest based on the EURIBOR, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

Applicable Margin for Advances denominated in GBP:

With respect to interest based on the ~~LIBO Rate~~Daily Simple RFR, prior to the Transition Date, ~~2.55~~2.2693% per annum and (ii) thereafter, ~~2.80~~2.5693% per annum (in each case, subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, prior to the Transition Date, ~~2.55~~2.15% per annum and (ii) thereafter, ~~2.80~~2.45% per annum (in each case, subject to increase in accordance